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                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT (this "Agreement"), entered into as of this 27th day of September, 1996, by and between AB PLASTICS CORPORATION, a California corporation having offices at 15730 South Figueroa Street, Gardena, California 90247 (the "Company"), and PAUL IACONO, an individual residing at 5833 Yearling Street, Lakewood, California 90713 (the "Employee");


                              W I T N E S S E T H :


         WHEREAS, the Employee has extensive experience relating to the financial management (both day-to-day management and long-term planning) of manufacturing businesses; and

         WHEREAS, the Company is engaged in the manufacture, distribution and sale of custom injection-molded plastic products and related goods and services; and

         WHEREAS, to promote the ongoing business of the Company, the Company desires to assure itself of the right to the Employee's services on the terms and conditions of this Agreement; and

         WHEREAS, the Employee is willing and able to render his services to the Company on the terms and conditions of this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

         1. Nature of Employment.

                  (a) Subject to the terms and conditions of this Agreement, the Company shall, throughout the term of this Agreement, retain the Employee, and the Employee shall render services to the Company, in the capacity and with the title of Chief Financial Officer of the Company. In such capacity, the Employee shall have and exercise responsibility for all aspects of the financial affairs of the Company (including, without limitation, day-to-day supervision of financial and accounting matters, maintaining relations with the Company's lenders and investors, and participating in long-range financial planning), together with such other similar or related duties as may be assigned to the Employee from time to time by the Board of Directors of the Company (the "Board"). Notwithstanding the assignment of certain duties by the Board, the Employee shall, on a day-to-day basis, report and be accountable directly to the Chairman and the Chief Operating Officer of the Company.


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                  (b) Throughout the period of his employment hereunder, the
Employee shall: (i) devote his full business time, attention, knowledge and skills, faithfully, diligently and to the best of his ability, to the active performance of his duties and responsibilities hereunder on behalf of the Company; (ii) observe and carry out such reasonable rules, regulations, policies, directions and restrictions as may be established from time to time by the Board, including but not limited to the standard policies and procedures of the Company as in effect from time to time; and (iii) do such traveling as may reasonably be required in connection with the performance of such duties and responsibilities; provided, however, that the Employee shall not be assigned to regular duties that would reasonably require him to relocate his permanent residence from that first set forth above.

                  (c) Anything elsewhere contained in this Agreement to the contrary notwithstanding, the Company acknowledges and confirms that the Employee may complete his current courses at Pepperdine University, in connection with which the Employee will be required, through December 14, 1996, to be out of the Company's offices on each Friday commencing at 12:00 noon, and to be in classes on Saturdays; and same shall not constitute a breach of this Agreement.

         2. Term of Employment.

                  (a) Subject to prior termination in accordance with paragraph 2(b) below, the term of this Agreement and the Employee's employment hereunder shall be for a term of two (2) years commencing not more than three (3) weeks after such date as the Company shall notify the Employee that (i) AB Plastics Holding Corporation (the "Parent") has consummated its pending acquisition of the Company, and (ii) the Company is satisfied with its reference checks on the Employee (which the Company will undertake promptly following the Parent's receipt of definitive financing commitments in respect of its pending acquisition of the Company); and, following such two (2) year term, this Agreement shall thereafter automatically renew for additional terms of one (1) year each unless either party gives written notice of termination to the other party not less than ninety (90) days prior to the end of any term (in which event this Agreement shall terminate effective as of the close of such term). Anything elsewhere contained in this Agreement to the contrary notwithstanding, in the event that the Parent's proposed acquisition of the Company shall be terminated, or such acquisition shall not be consummated on or prior to October 31, 1996, then the Company shall give prompt written notice thereof to the Employee, and this Agreement (together with the stock option agreement described in paragraph 3(c) below) shall be null and void ab initio.





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                  (b) This Agreement may be terminated:

                           (i) upon mutual written agreement of the Company and
the Employee;

                           (ii) at the option of the Employee, upon fourteen
(14) days' prior written notice to the Company, in the event that the Company shall (A) fail to make any payment to the Employee required to be made under the terms of this Agreement within thirty (30) days after payment is due, or (B) fail to perform any other material covenant or agreement to be performed by it hereunder or take any action prohibited by this Agreement, and fail to cure or remedy same within thirty (30) days after written notice thereof to the Company;

                           (iii) at the option of the Company, upon written
notice to the Employee, "for cause" (as hereinafter defined);

                           (iv) at the option of the Company in the event of
the "permanent disability" (as hereinafter defined) of the Employee; or

                           (v) upon the death of the Employee.

                  (c) As used herein, the term "for cause" shall mean and be limited to: (i) any willful and material breach of this Agreement (including, without limitation, the covenants contained in paragraph 5 below) by the Employee which in any case is not fully corrected within thirty (30) days after written notice of same from the Company to the Employee; (ii) gross neglect by the Employee of his duties and responsibilities hereunder; (iii) any fraud, criminal misconduct, breach of fiduciary duty, dishonesty, or gross and willful misconduct by the Employee in connection with the performance of his duties and responsibilities hereunder; (iv) the Employee being legally intoxicated during business hours or while on call, or being habitually drunk or addicted to drugs (provided that this shall not restrict the Employee from taking physician-prescribed medication in accordance with the applicable prescription);
(v) the commission by the Employee of any felony or crime of moral turpitude, or any other action by the Employee which may materially impair or damage the reputation of the Company; or (vi) habitual breach by the Employee of any of the material provisions of this Agreement (regardless of any prior cure thereof).

                  (d) As used herein, the term "permanent disability" shall mean, and be limited to, any physical or mental illness, disability or impairment that prevents the Employee from continuing the performance of his normal duties and responsibilities hereunder for a period in excess of three (3) consecutive months. For

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purposes of determining whether a "permanent disability" has occurred under this
Agreement, the written determination thereof by two (2) qualified practicing physicians selected and paid for by the Company (and reasonably acceptable to the Employee) shall be conclusive.

                  (e) Upon any termination of this Agreement as hereinabove provided, the Employee (or his estate or legal representatives, as the case may be) shall be entitled to receive any and all unpaid Base Salary appropriately prorated to and as of the effective date of termination (based on the number of days elapsed prior to the date of termination), and any other amounts then due and payable to the Employee hereunder. All such payments shall be made on the next applicable payment date therefor (as provided in paragraph 3 below) following the effective date of termination. Such payments shall constitute all amounts to which the Employee shall be entitled upon termination of this Agreement.

         3. Compensation and Benefits.

                  (a) Base Salary. As compensation for his services to be rendered hereunder, the Company shall pay to the Employee a base salary at the rate of Eighty-Five Thousand ($85,000) Dollars per annum during the first year of the term of this Agreement, and at the rate of One Hundred Thousand ($100,000) Dollars per annum thereafter (in each case, the "Base Salary"), which shall be payable in periodic installments in accordance with the standard payroll practices of the Company in effect from time to time.

                  (b) Bonuses. On the first anniversary of the commencement of the term of this Agreement, the Employee shall be paid a bonus in the amount of $42,500 (representing replacement of a tuition benefit forfeited by the Employee from his previous employer by reason of his departure from such previous employer to accept his position with the Company hereunder), payment of which shall be conditioned only upon the Employee's remaining employed with the Company hereunder on such date. In respect of the second year of the term of this Agreement, and provided that the Employee remains employed with the Company hereunder throughout such two (2) year period, the Employee shall be eligible for a bonus of up to $50,000, payment of which shall be subject to the Company's achievement (in whole or in part) of its business plan, with the amount of any such bonus to be determined by the Board in its discretion.

                  (c) Stock Options. Simultaneous with the execution and delivery of this Agreement, the Parent is issuing to the Employee a stock option whereby the Employee may, subject to the terms and conditions of the stock option agreement, purchase shares of common stock of the Parent equal to 3% of the fully diluted common stock of the Parent as of the time of the consummation of the Parent's acquisition of the Company.



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                  (d) Fringe Benefits. The Company shall also make available to the Employee, throughout the period of his employment hereunder, such benefits and perquisites as are generally provided by the Company to its executive employees, including but not limited to eligibility for participation in any group life, health, dental, vision, disability or accident insurance, pension plan, profit-sharing plan, retirement savings plan, 401(k) plan, or other such benefit plan or policy which may presently be in effect or which may hereafter be adopted by the Company for the benefit of its employees generally; provided, however, that nothing herein contained shall be deemed to require the Company to adopt or maintain any particular plan or policy. Participation in such benefit plans may be subject to standard waiting periods following the commencement of full-time employment.

                  (e) Expenses. Throughout the period of the Employee's employment hereunder, the Company shall also reimburse the Employee, upon presentment by the Employee to the Company of appropriate receipts and vouchers therefor, for any reasonable out-of-pocket business expenses incurred by the Employee in connection with the performance of his duties and responsibilities hereunder; provided, however, that no reimbursement shall be required to be made for any expense which is not properly deductible (in whole or in part) by the Company for income tax purposes, or for any expense item which has not previously been approved if and to the extent required in accordance with the Company's standard policies and procedures in effect from time to time.

         4. Vacation, etc.

                  (a) Commencing ninety (90) days after the Employee begins full-time employment with the Company, the Employee shall be entitled to take, from time to time, up to three(3) weeks of paid vacation per year, to be taken at such times as shall be mutually convenient to the Employee and the Company, and so as not to interfere unduly with the conduct of the business of the Company.


                  (b) Commencing ninety (90) days after the Employee begins full-time employment with the Company, the Employee shall further be entitled to paid holidays, personal days and sick days in accordance with the Company's standard policies and procedures in effect from time to time.

         5. Restrictive Covenants.

                  (a) The Employee hereby acknowledges and agrees that (i) the business contacts, customers, suppliers, technology, know-how, trade secrets, marketing techniques, promotional methods and other aspects of the business of the Company have been and are of value to the Company, and have provided and will hereafter provide the Company with substantial competitive advantage in the operation of


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its business, and (ii) by reason of his employment with the Company, he will have detailed knowledge and will possess confidential information concerning the business and operations of the Company. The Employee hereby further acknowledges that his business skills are not uniquely suited to businesses of the type conducted by the Company, and that, if required, he could readily adapt and utilize such skills in one or more other types of businesses.

                  (b) The Employee shall not, directly or indirectly, for himself or through or on behalf of any other person or entity:

                           (i) at any time, divulge, transmit or otherwise
disclose or cause to be divulged, transmitted or otherwise disclosed, any business contacts, client or customer lists, technology, know-how, trade secrets, marketing techniques, contracts or other confidential or proprietary information of the Company of whatever nature, whether now existing or hereafter created or developed (provided, however, that for purposes hereof, information shall not be considered to be confidential or proprietary if (A) it is a matter of common knowledge or public record, (B) it is generally known in the industry, or (C) the Employee can demonstrate that such information was already known to the recipient thereof other than by reason of any breach of any obligation under this Agreement or any other confidentiality or non-disclosure agreement); and/or

                           (ii) at any time during the period from the date
hereof through and including the date of the termination of the Employee's employment with the Company, and for an additional period of one (1) year thereafter (collectively, the "Restrictive Period"), (A) invest, carry on, engage or become involved, either as an employee, agent, advisor, officer, director, stockholder (excluding ownership of not more than 3% of the outstanding shares of a publicly held corporation if such ownership does not involve managerial or operational responsibility), manager, partner, joint venturer, participant or consultant, in any business enterprise (other than the Parent, the Company and/or their respective affiliates, successors or assigns) which derives any material revenues from the manufacture or sale in the United States of any custom injection-molded plastic products or other goods or services offered or sold by the Company or its affiliates, successors or assigns from time to time during the Restrictive Period, or which engages in any other business similar to or competitive with the business of the Company or its subsidiaries, affiliates, successors or assigns (as such business is constituted at the time that the Employee proposes to become involved in such other business enterprise), and/or (B) induce or attempt to induce any employee of the Company to leave the employ of the Company, or in any way interfere with the Company's relationship with any of its employees; provided, however, that the restrictions pursuant to clause (A) of this paragraph 5(b)(ii) shall not be applicable in


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the event that, and from and after such time as, (x) the Company terminates the
Employee's employment for any reason not specified in paragraphs 2(b)(iii), 2(b)(iv) or 2(b)(v) above, or (y) the Company affirmatively elects not to renew this Agreement in accordance with paragraph 2(a) above.

                  (c) The Employee and the Company hereby acknowledge and agree that, in the event of any breach by the Employee, directly or indirectly, of the foregoing restrictive covenants, it will be difficult to ascertain the precise amount of damages that may be suffered by the Company by reason of such breach; and accordingly, the parties hereby agree that, as liquidated damages (and not as a penalty) in respect of any such breach, the breaching party or parties shall be required to pay to the Company, on demand from time to time, cash amounts equal to any and all gross revenues derived by the breaching party or parties, directly or indirectly, from any and all violative acts or activities (such gross revenues being limited, in the case of the Employee, to any and all salary, bonuses, other compensation, dividends and other payments actually received by him in connection with the violative acts or activities). The parties hereby agree that the foregoing constitutes a fair and reasonable estimate of the actual damages that might be suffered by reason of any breach of this paragraph 5 by the Employee, and the parties hereby agree to such liquidated damages in lieu of any and all other measures of damages that might be asserted in respect of any subject breach.

                  (d) The Employee and the Company hereby further acknowledge and agree that any breach by the Employee, directly or indirectly, of the foregoing restrictive covenants will cause the Company irreparable injury for which there is no adequate remedy at law. Accordingly, the Employee expressly agrees that, in the event of any such breach or any threatened breach hereunder by the Employee, directly or indirectly, the Company shall be entitled, in addition to any and all other remedies available (including but not limited to the liquidated damages provided for in paragraph 5(c) above), to seek and obtain injunctive and/or other equitable relief to require specific performance of or prevent, restrain and/or enjoin a breach under the provisions of this paragraph 5.

                  (e) In the event of any dispute under or arising out of this paragraph 5, the prevailing party in such dispute shall be entitled to recover from the non-prevailing party or parties, in addition to any damages and/or other relief that may be awarded, its reasonable costs and expenses (including reasonable attorneys' fees) incurred in connection with prosecuting or defending the subject dispute.

         6. Non-Assignability.

                  In light of the unique personal services to be performed by the Employee hereunder, it is acknowledged and agreed that any


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purported or attempted assignment or transfer by the Employee of this Agreement or any of his duties, responsibilities or obligations hereunder shall be void.

         7. Notices.

                  Any notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or three (3) days after being mailed by certified mail, return receipt requested, addressed to the party being notified at the address of such party first set forth above, or at such other address as such party may hereafter have designated by notice; provided, however, that any notice of change of address shall not be effective until its receipt by the party to be charged therewith. Copies of any notices or other communications to the Company shall simultaneously be sent by first class mail to AB Plastics Holding Corporation, c/o Michael A. Gibbs, 15 Father Peters Lane, New Canaan, Connecticut 06840, and Private Equity Partners, L.L.C., 808 Lexington Avenue - 2nd Floor, New York, New York 10021, Attn: Geoffrey J. F. Gorman.

         8. General.

                  (a) Neither this Agreement nor any of the terms or conditions hereof may be waived, amended or modified except by means of a written instrument duly executed by the party to be charged therewith. Any waiver or amendment shall only be applicable in the specific instance, and shall not constitute or be construed as a waiver or amendment in any other or subsequent instance. No failure or delay on the part of either party in respect of any enforcement of obligations hereunder shall in any manner affect such party's right to seek or effect enforcement at any other time or in respect of any other required performance.

                  (b) Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the express prior written consent of the other party.

                  (c) The captions and paragraph headings used in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

                  (d) This Agreement, and all matters or disputes relating to the validity, construction, performance or enforcement hereof, shall be governed, construed and controlled by and under the laws of the State of California.

                  (e) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.


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                  (f) This Agreement may be executed in counterparts, each of which shall be deemed to be an original hereof, but all of which together shall constitute one and the same instrument.

                  (g) Except for any legal or judicial proceeding which may be brought for injunctive and/or any other equitable relief as contemplated by paragraph 5(d) above, any dispute involving the interpretation or application of this Agreement shall be resolved by final and binding arbitration before one or more arbitrators designated by the American Arbitration Association in Los Angeles, California. The award of such arbitrator(s) may be enforced in any court of competent jurisdiction. The prevailing party in any action or proceeding hereunder shall be entitled to an award for its costs and reasonable attorneys' fees in connection with such action or proceeding, and the arbitrator(s) in any arbitration hereunder shall be empowered and directed to make such an award in his, her or their discretion.

                  (h) This Agreement constitutes the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersedes all prior discussions, agreements and understandings of every kind and nature between them as to such subject matter.

                  (i) This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, and no other person or entity shall have any right to rely on this Agreement or to claim or derive any benefit herefrom absent the express written consent of the party to be charged with such reliance or benefit.

                  (j) If any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement, as the situation may require; and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the date first set forth above.

                                   AB PLASTICS CORPORATION

                                   By: /s/Michael A. Gibbs    CEO
                                   ------------------------------
                                                           (Title)

                                   /s/Paul Iacono
                                   ------------------------------
                                   Paul Iacono


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